UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2016

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Plug Power Inc. (the “Company”) held its annual meeting of stockholders on May 18, 2016 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted upon the following two matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2016:

1.  The election of four directors each to hold office until the Company’s 2019 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal; and

2.  The ratification of KPMG LLP as the Company’s independent auditors for 2016.

The votes cast with respect to the election of directors were as follows:

Director	Votes For	Withheld

George C. McNamee	28,417,641	4,790,633

Johannes M. Roth	31,356,615	1,851,659

Xavier Pontone	20,222,460	12,985,814

Gregory L. Kenausis	31,400,084	1,808,190

There were 98,413,126 broker non-votes on this matter.  Each of George C. McNamee, Johannes M. Roth, Xavier Pontone and Gregory L. Kenausis was elected as a Class II director, each to hold office until the Company’s 2019 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016 was approved and the results of the vote were as follows:

For:	128,592,545	Against:	1,421,001	Abstain:	1,607,854

There were no broker non-votes on this matter.

A copy of the Company’s press release announcing the results of the Annual Meeting is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of the Company dated May 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: May 23, 2016	By:	/s/ Gerard L. Conway, Jr.
		Name:	Gerard L. Conway, Jr.
		Title:	General Counsel and Corporate Secretary